Exhibit 10.15

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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CONTRACT FOR ACQUIRING, MAINTAINING AND EXPANDING THE DELIVERY OF CURRENT HEALTH SERVICES FOR CATOCA EMPLOYEES AND DEPENDENTS

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Contrato SMC –

LTD

Exhibit 10.15

CONTENTS

ARTICLES:

1.

CONTRACT OBJECTIVE

2.

TERM OF THE CONTRACT

3.

WARRANTIES

4.

OBLIGATION OF THE CONTRACTOR

5.

OBLIGATION OF THE CUSTOMER

6.

PRICE AND TOAL VALUE OF THE CONTRACT

7.

TERMS OF PAYMENT

8.

TERMS AND TIME OF DELIVERY

9.

DURATION OF WORK

10.

PENALTIES

11.

CONFIDENTIALITY

12.

INSURANCE

13.

RESCISSION

14.

CONTRACT DOCUMENTATION

15.

DISSSOLUTION

16.

TERMINATION

17.

FORCE MAJEURE

18.

ARBITRATION

19.

CONTRACT LANGUAGE

20.

ENTRY INTO FORCE

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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CONTRACT FOR ACQUIRING, MAINTAINING AND EXPANDING THE DELIVERY OF CURRENT HEALTH SERVICES FOR CATOCA EMPLOYEES AND  DEPENDENTS

SMC – (          )

SOCIEDADE MINEIRA DE CATOCA LDA., Taxpayer No 5410002628, with corporate headquarters at Talatona S/N, Sector Talatona, Luanda Sul, Luanda – Angola, herein represented by its General Director JOSÉ MANUEL AUGUSTO GANGA JÚNIOR and by its Finance Director DAVID MISHAL, hereinafter referred to as the CUSTOMER, and MILLENNIUM GROUP WORLDWIDE, INC., Registered no. USA TIN 82-0540176, with corporate headquarters at 2825 N. 10th St., Saint Augustine, Florida, United States of America, herein represented by its President, Julius V. Jackson Sr., hereinafter referred to as the CONTRACTOR, Approve and conclude the present CONTRACT FOR ACQUIRING, MAINTAINING, AND EXPANDING the delivery of current health services to include the construction of a clinic in the New Village, which will include the following Articles:

1.4

The objective of the present CONTRACT is to deliver CIF Port of Luanda, republic of   Angola, material designated as clinic and hospital building materials and medical equipment and supplies in containers of approx. 20’ and 40’, as well as all other items needed for application of building and operating a medical clinic and hospital at the premises of the CUSTOMER in Luanda Sul province, Republic of Angola.

1.5

The scope of the CONTRACT includes supply of work force for execution and management of the service;

1.6

Supply of goods and services referred to in the previous paragraph will comply with standards of quality set forth by the CUSTOMER, in tune with the proposal of the CONTRACTOR ref. (See attached) which makes part of the CONTRACT.

The CONTRACT is valid for a period of 15 (fifteen) years which can be extended for an equal period of time if none of the Parties renounces it by a simple written notice at least 30 days prior to the expiry date.  It is the intent of customer and contractor that contractor will own and operate the medical facility and customer will procure services from contractor for its employees and dependents.

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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3.1

The CONTRACTOR will replace at his cost materials or services which might prove to be detrimental to good quality service provision;

3.2

Should the CONTRACTOR  fail to make the necessary repair,  the CUSTOMER will take the necessary steps at his discretion, in which case all costs related to this replacement or repair will be born by the CONTRACTOR, provided that the solution found was most optimal from the economical point of view.

4.1

Appoint a representative plenipotentiary to take decisions on behalf of the CONTRACTOR  for all the questions related with the carrying out of the present CONTRACT;

4.2

Supply the necessary material to the port of Luanda, Republic of Angola, according to the timetable established by the CONTRACT, assuming all the costs of freight, insurance, packing, customs taxes and other possibly due under the legislation of the country of origin;

4.3

Notify the CUSTOMER immediately via fax or e-mail of the shipment of  building materials and equipment and products, remitting the shipment documents (the bill of lading and the invoice) and the respective CRF passed through BIVAC in the country of origin, as well as the transport company data,  the name of the ship and the date of departure;

4.4

Pack the equipment to maintain its integrity through handling and transportation, provide the packing list and identify the volumes marking them up with the following information in Portuguese and English languages:

➢

Consignee

➢

Seller

➢

Contract No.

➢

Package No.

➢

Gross Weight

➢

Net Weight

➢

Dimensions

4.5

Assume responsibility for the payment of salaries, daily allowances and overtime of its employees, including all social and labor contributions, health and life insurance, and insurance against accidents or any other costs that may be due under applicable laws of the country of origin and of the

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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Republic of Angola.

4.6

Use all work force, tools and equipment that might be necessary for providing service in such volume and qualification, which ensures full compliance with the terms, quality requirements and guarantees established in this CONTRACT;

4.7

Assume responsibility for travel, transfer and accommodation expenses of its personnel outside Angola, as well as expenses related to the trip from the USA to Luanda and from Luanda to the USA, and all fees necessary for obtaining entry and exit visas at the country of origin.

4.8

Pay costs for private communication and personal use materials that the CUSTOMER may supply to the CONTRACTOR or to its employees.  These expenses shall be deducted in monthly installments according to the cost referring to the period of payment incurred;

4.9

Assume responsibility for any damage caused to the CUSTOMER  or third parties through the fault, incompetence or negligence of its personnel, even though while providing services included in the scope of this CONTRACT;

4.10

Comply with legislation and current internal norms and regulations of mining area, substituting any of its employees whose attitude might be considered inconvenient;

4.11

CONTRACTOR shall pay all costs incurred on the evacuation of its employees for health treatment abroad, as well as all medical treatment and conveyance costs;

4.12

Treat as confidential all documents and information of the CUSTOMER of which it might have knowledge unless indicated otherwise by the other Party;

4.13

The CUSTOMER will with hold the 5.25% of the value of all services provided in Angola as an advance payment of the Entrepreneurship tax established by the Law 7/97 of 10th of October 1977.

5.1

Appoint a representative with control and management authority who will have a right to decide in the name of the CUSTOMER all questions related to the execution of the CONTRACT;

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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5.2

Pay in time all obligations under the present CONTRACT;

5.3

Assume all expenses related to import taxes and customs duties as well as transportation and insurance of the materials from the Port of Luanda to Catoca;

5.4

Assume all expenses related to delays in returning containers to the Luanda Port terminal, if they indeed happen;

5.5

Ensure the acceptance and warehousing of equipment at Catoca;

5.6

The CUSTOMER will provide seats on its chartered flights Luanda/Catoca/Luanda for the CONTRACTOR ‘s technicians;

5.7

Provide accommodation, meals and transport at Catoca to the CONTRACTOR’s technicians within the scope of the CONTRACT’s objectives;

5.8

Make available transportation, access and movement of technicians and other personnel of the CONTRACTOR in the mining area during their stay at Catoca, as well as transportation of equipment;

5.9

Provide to the CONTRACTOR, at Catoca, the following tools, equipment and materials: Diesel, cranes, electricity, rock for building pad, parking lots and other areas where rock should be used.

The CUSTOMER will pay to the CONTRACTOR for supplying equipment and materials to the port of Luanda and providing services within the scope of the CONTRACT the total fixed and unalterable amount with the following breakdown:

6.1

 Operational and transition planning meeting USD $__________

6.2

 Shipment of initial building materials and equipment USD $__________

6.3

 Closing on financing with Overseas Private Investment Corporation USD $__________

6.4 Monthly payments for current Catoca Employees and replacements USD $__________

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7.1

The CUSTOMER will pay to the CONTRACTOR the price agreed in the present CONTRACT as follows:

7.1.1   Mobilization, Operational and planning meeting will be held at Catoca with existing and new staff and the cost to be incurred by Catoca including initial payment is $__________;

7.1.2  The cost of the materials listed in 6.2 will be paid upon official notification that the  materials have been loaded on board;

7.1.3 The remaining USD $___________ will be paid at the closing of the financing with Overseas Private Investment Corporation or other lending or investment source.

7.1.4 The monthly  USD $__________, with no annual escalation cost, will be paid in 12 payments annually for  the term of the contract.

7.2

  A copy of Bill of lading via fax or email will serve as official notification of loading the goods;

7.3

Confirmation of bank transfer in the CONTRACTOR’s account which will be additionally specified, will serve as a proof of redemption of respective liabilities;

7.4

  All expenses related to bank transfer will be carried by the CUSTOMER.

8.1

The CONTRACTOR undertakes to deliver a pro forma invoice within 3 (three) weeks after the order is confirmed.  The remaining quantity will be supplied during the term of the contract in compliance with the timetable to be prepared by the Parties;

8.2

The CONTRACTOR undertakes to deliver the material and equipment within 2 (two) months after the order is confirmed;

8.3

The date of shipment of goods in the port of origin, confirmed by the respective Bill of landing and communicated in writing or by telex by representative of the CONTRACTOR to the CUSTOMER, will be considered the date of delivery referred to in the

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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paragraphs 8.1 and 8.2;

8.4

All the prices for supplying materials and equipment under this CONTRACT include cost of packaging and necessary protection for normal conditions of sea freight and storage at the port of origin;

8.5

Should the cargo be damaged or; lost while under responsibility of the CONTRACTOR, the later will compensate the loss to CUSTOMER, repaying the cost of lost cargo or replacing it;

8.6

All transported cargo (where applicable) will have its packaging numbered and will be accompanied with a Packing List which will contain, at least, name, dimensions and gross and net weight. Packing lists will be shipped in water-resistant envelopes.

The work subject to this CONTRACT will have duration of 18 (eighteen) months from the date the  building site is made available to the contractor and will commence at least 30 days after arrival of materials in the CUSTOMER’s mining area at CATOCA, Lunda Sul Province, republic of Angola.  Before the work begins, the Parties will additionally determine a timetable for the whole period.

10.1

Should the CONTRACTOR fail to comply with the date of supplying the equipment as specified in the CONTRACT, it will pay the CUSTOMER a penalty of 0.2% (two tenth of a percent) of the corresponding debit balance for every week of delay;  the value of penalty  be limited by 7..5% (seven and a half percent) of the total contract value.

10.2

Should the CUSTOMER fail to comply with the time and terms of payment specified in Article 7 of the CONTRACT, he will pay to the CONTRACTOR a penalty of 0.2% (two tenth of a percent) per week of the overdue amount under condition that the CONTRACTOR would have fulfilled his obligations under the present CONTRACT; the value of penalty be limited by 7..5% (seven and half percent) of the total CONTRACT value;

10.3

Should any of the parties, without a fair cause, cancel the CONTRACT or fail to fulfill its obligations, except occurrence

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Contrato SMC –

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[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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of Force Majeure, it will indemnify the other Party the cost of resulting damage.

11.1

All information deemed confidential shall be identified and treated as such and may not be used for any other purpose other than that resulting from the contractual obligations;

11.2

The Parties are hereby obliged by the rules of confidentiality over this CONTRACT  for a period of 10 (ten) years pursuant to issuance of Terms of Acceptance , object of this CONTRACT;

11.3

All information of public knowledge or previously known by the parties and/or legal documentation shall not be considered as confidential;

11.4

The CONTRACTOR is prohibited to make statements to third Parties about the nature and course of work related to contracted services, except when requested by the CUSTOMER  or with his approval.

Besides the other obligations contained in the contract, it will be entire responsibility of the CONTRACTOR to obtain insurance for its representatives and personnel as well their actions towards third persons, equipment and materials which make part of the scope of the contract.

13.1

This CONTRACT may be rescinded, unilaterally, irrespective of notice, amendment or judicial ruling under the following conditions:

13.1.1

Repeated complaints, notifications, multiple warnings issued by the CUSTOMER, due to faulty services and/or defects specifically related to this CONTRACT.

13.1.2

Where any of the Parties transfers its contractual position without the prior consent of the other party.   Such consent cannot be denied without just cause.

13.2

A change of circumstances, conditions or legal situation,

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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prevailing at the time of execution of the CONTRACT and recognized by both Parties, if the Parties failed to arrive to agreement as for adjustment to the new situation;

13.3

If any of the parties pretends to withdraw from the CONTRACT, it will have to give the other Party at least a 30 day notice and return everything received from the other Party prior to the rescission date.

Goods supplied under this contract will come along the following documentation:

Original Bill of Lading (B/L)

                                                1 copy

Copies of Bill of Lading (B/L)

                                            2 copies

Certificate of Origin

                                                                      1 copy

Manufacturer’s Certificate of Warranty

                        1 copy

Packaging List

                                                                                  1 copy

Copy of Insurance Contract

                                                    1 copy

Copy of Inspection Certificate issued by BIVAC

  1 copy

Technical Documentation

                                                        1 copy

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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The CONTRACT may be dissolved irrespective of protest, judicial or extrajudicial notification or injunction of the defaulting party, besides cases provided for by law, in the following cases:

15.1

Where any of the Parties transfers its contractual position without the prior consent of the other Party;

15.2

Where the CONTRACTOR, due to its fault, delays the fulfillment of deadlines agreed upon between the Parties for more than 60 (Sixty) days, without written consent of the other Party;

15.3

Where the CUSTOMER or the CONTRATOR declared bankruptcy or filed for judicial bankruptcy composition;

15.4

Where the CUSTOMER defers in the payment of any installments due to the CONTRACTOR by virtue of this CONTRACT for more than 30 (thirty) days, without the respective written agreement of the CONTRACTOR;

15.5

Where, for reasons of Force Majeure, promptly communicated to the other Party, the CUSTOMER, and the CONTRACTOR is unable to fulfill their contractual obligations herein.

The simple acts of tolerance of any the Parties, related to default in any of the contractual obligation by the other Party, shall neither in anyway, imply the renovation of this CONTRACT, nor the relinquishment of any of the rights or intentions that the CONTRACT  confers on such a Party.

17.1

Any delay in fulfillment or default in any of the contractual obligations by any of the Parties shall not constitute a violation of this CONTRACT and shall be justified, if and in to the extent that they are caused by a Force Majeure situation;

17.2

“Force Majeure’ shall be understood to be all and any circumstance that us beyond the reasonable control of the part affected by it, including natural occurrences or natural disasters such as floods, earthquakes, lightning and storms,

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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wars, declared or undeclared, sabotage, uprising, acts of public enemies or banditry, civil disturbance, illegal and organized absenteeism of employees from work, leading the stoppage of work, and acts of public authorities,, including legislative restrictions in issuing foreign worker permits which are illicit or outside the scope of their competence;

17.3

The Party that evokes the “Force Majeure” situation shall inform the other Party on such fact, in writing, within the shortest possible time, while simultaneously taking all reasonable measures, within their reach, to remove, prevent the spread or reduce the effects of the “Force Majeure”;

17.4

The default or delay period, together with the period needed to repair any damages during this delay or losses resulting from it, shall be added to the period set forth herein for fulfillment of the said obligation and for fulfillment of any obligation related to it, and, consequently, shall be added to the validity of the CONTRACT;

17.5

The interruption of activities or extension of the duration of the CONTRACT period due to “Force Majeure” situations, may involve the review of the relevant contractual provisions, with a view to re-establishing the conditions that guaranteed the initial balance of the CONTRACT in the technical, economic and financial areas;

17.6

Where, however, such “Force Majeure” or extension of the period of its duration requires the rescission of this CONTRACT, the CUSTOMER and the CONTRACTOR shall agree on the respective terms and conditions.

18.1

All disputes and conflicts arising between the Parties on the validity, interpretation and application of the provisions of this CONTRACT, shall be resolved amicably, by mutual agreement;

18.2

Where there is no agreement, the issue shall be resolved in accordance with the reconciliation and Arbitration of the United Nations Commission on International Trade Law (UNCITRAL);

18.3

The applicable law will be effective law of the Republic of Angola;

18.4

Portuguese will be used as the

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Contrato SMC –

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[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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language of legal proceedings;

18.5

Arbitration costs shall be borne by whoever and in whatever form as may be deiceded by the arbitration court;

18.6

The decision of the court shall be final and binding on the Parties involved and shall not be subject to appeal or review by any judicial authority.

This CONTRACT is made in Portuguese and English, being both languages equally valid for interpretation of the CONTRACT.

This CONTRACT shall enter into force on the date of its signature by both Parties.

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Contrato SMC –

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[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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In witness whereof the Parties set their hands hereto, in 5 (five0 copies of equal content, 3 (three) in Portuguese and 2 (two) in English, in the presence of the witnesses below, who for all legal purposes also set their hands hereto.

Lunda Sul, January    , 2008

JOSÉ MANUEL A, GANGA JÚNIOR	DAVID MISHAL
CATOCA MINING COMPANY

JULIUS V. JACKSON SR.
MILLENNIUM GROUP WORLDWIDE, INC

1ST WITNESS	2ND WITNESS
WITNESSES

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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(ATTACHMENT)

MEDICAL SERVICES

CATOCA

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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Executive Summary

1.1 Objectives

On behalf of Catoca Mines, the Millennium Partners Health Services Division (MPHS) will acquire, maintain, and expand the delivery of current health services.  The hallmark of our healthcare delivery will be personal service of the highest quality by caring professionals.

As quickly as is realistically feasible, the delivery of services will be offered through two locations – a small clinic at the existing site and a full-featured medical facility to be developed at Catoca Village.

1.2 Mission

MPHS will deliver medical services in accord with the six quality dimensions established by the Institute of Medicine (IOM)—safety, effectiveness, efficiency, timeliness, patient-centeredness, and equity.

Initially, the focus will be on the delivery of comprehensive healthcare for the staff of Catoca Mines and their families.  Our longer-term mission will be the expansion of services to the surrounding populace.

2.0   Services

The primary role of the Mine Clinic will be to treat the emergency medical needs of the mine staff and, if necessary, to stabilize them for transfer to the Regional Medical Center at Catoca Village.  A substantial majority of the 200 patients currently seen daily at the clinic will be seen at the Regional Medical Center.

Our resident medical expert has extensive previous experience developing clinics internationally.  Based on his experience, he has recommended that the Regional Medical Center institute a multi-year, multi-tiered approach to healthcare delivery:

Phase I – ambulatory outpatient healthcare including preventive care, diagnosis, treatment, patient education, and rehabilitation.

Phase II –   establishment of inpatient services, ancillary services (radiology, laboratory, long-term radiation therapy, and palliative hospice care).

Phase III –  development of medical and health professional schools

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Contrato SMC –

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[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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Phase IV – clinical and health services research

The provision of rehabilitation service is anticipated in Phase I of the Regional Medical Center.  MPHS will coordinate the efficient transfer of physiotherapy services from Luanda to the new location.

The initiation of Phase II will allow MPHS to substantially eliminate much of the incidence of patient transfer from Catoca to private healthcare facilities in Luanda.  These capabilities will generate direct savings as well as indirect savings from a reduced requirement for Protocol’s medical support services in Luanda.

As Phase II capabilities emerge, the longer range vision of MPHS anticipates creating a Medical Plaza which will attract varied medical services including perhaps specialty practices, medical equipment providers, additional pharmacy services, dental, vision, and others.

In Phase III, the creation of Medical and healthcare professional education programs will be of tremendous benefit both to MPHS and, on a larger scale, the entire region.   These programs will assure a source of well-trained staff for the needs of the Regional Medical Center.  More importantly, the education programs will present an attractive opportunity for career training for the Angolan population as well as helping to alleviate the shortage of trained healthcare professionals.

3.0 Management Summary

3.1 Personnel Plan

At the new medical center, to the extent possible, the patients will be seen by specially-trained nursing providers who will diagnose and treat many of the simplest, most frequent medical conditions.  Fully-qualified doctors will supervise the delivery of these services and will address, diagnose, and treat those patients who require more-intensive medical intervention.

We anticipate a modest staff at the mine-based clinic to handle the emergency and patient-stabilization needs of the miners.  This clinic will be open during established hours and, in addition, will have staff available around the clock on an on-call basis.

Given this service delivery model, based on his extensive international clinical knowledge, our medical expert estimates that each caregiver can treat approximately 40 patients per day with case requirements divided so as to match expertise to the severity of medical need.  Initial required staffing would be as shown:

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Contrato SMC –

LTD

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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Locations	Nurse Professionals	Nurse Assistants	Fully-qualified Doctors
Mine Clinic	2
Regional Medical Center	2	1	2
Total

Once we are on location, we will develop specific specialization recommendations to most- effectively meet the healthcare needs of Catoca and the surrounding areas.  We are convinced that the presence of a modern, state-of-the-art healthcare facility in Catoca Village will facilitate the recruitment of new doctors and other healthcare providers.

 3.2 Costs

Our medical advisor has developed a number of U.S.-based and international medical facilities similar in size and complexity to the envisioned Regional Medical Center.  Based on this experience, he has provided useful metrics for the labor and associated costs of clinic operations and assures us that $___ - $__ million per year is an appropriate number for the delivery of current healthcare services.

As in other areas, the anticipated flexibility in service delivery will allow efficiencies not available through current arrangements.  Furthermore, expanded services will provide economies of scale which will allow increased healthcare while, at the same time, helping to minimize the prospects of future cost increases.

3.3 Other Recommendations

MPHS strongly recommends the creation of a board of citizen volunteers comprised of patients and other interested parties to review operations, finances, services, and customer satisfaction levels.  This oversight group will assure that the Regional Medical Center effectively meets the needs of Catoca Mines as well as the most urgent healthcare needs of the surrounding area.

4.0 Other Recommendations

As a model for development, the following picture is a clinic currently under construction which is similar in size, layout, and intended services to the anticipated Regional Medical Center.

By combining the invaluable insights and experiences of the current medical providers, and the layouts developed here and in other situations, MPHS will be able to develop the proposed Regional Medical Center as efficiently and as quickly as possible.  MPHS has the experience and human capital to establish, implement, monitor and sustain this center.

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Contrato SMC –

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[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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5.0 FINANCES

The budget for medical services is US$__________ per year.

Endnotes

ARTICLE 1. CONTRACT OBJECTIVE

ARTICLE 2. TERMS OF THE CONTRACT

ARTICLE 3. WARRANTIES

ARTICLE  4. OBLIGATIONS OF THE CONTRACTOR

ARTICLE 5. OBLIGATION OF THE CUSTOMER

ARTICLE  6. PRICE AND TOTAL VALUE OF THE CONTRACT

[CATOCA]

SMC – Sociedade Mineira de Catoca, Lda

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ARTICLE   7.  TERMS OF PAYMENT

ARTICLE  8. TERMS AND TIME OF DELIVERY

ARTICLE  9. DURATION OF WORK

ARTICLE  10. PENALTIES

ARTICLE  11. CONFIDENTIALITY

ARTICLE   12.  INSURANCE

ARTICLE   13.  RESCISSION

ARTICLE   14.  CONTRACT DOCUMENTATION

ARTICLE   15.  DISSOLUTION

ARTICLE   16.  TERMINATION

ARTICLE   17.  FORCE MAJEURE

ARTICLE   18.  ARBITRATION

ARTICLE   19.  CONTRACT LANGUAGE

ARTICLE   20.  ENTRY INTO FORCE

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